As filed with the Securities and Exchange Commission on May 11, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Regions Financial Corporation	Regions Financing Trust II
(Exact name of registrant as specified in its charter)	Regions Financing Trust III
Regions Financing Trust IV
Delaware	Regions Financing Trust V
(State or other jurisdiction of incorporation or	Regions Financing Trust VI
organization)	(Exact name of registrant as specified in its charter)

63-0589368	Delaware
(I.R.S. Employer Identification Number)	(State or other jurisdiction of incorporation or organization)

1900 Fifth Avenue North
Birmingham, Alabama 35203	63-6228101
(205) 944-1300	63-6233948
(Address, including zip code, and telephone number,	63-6233949
including area code, of registrant’s principal executive	20-8891236
offices)	20-8891309
(I.R.S. Employer Identification Number)

1900 Fifth Avenue North
Birmingham, Alabama 35203
(205) 944-1300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive
offices)

Copies of communications to:
John D. Buchanan	Frank M. Conner III
Executive Vice President, General Counsel and	Michael P. Reed
Corporate Secretary	Alston & Bird LLP
Regions Financial Corporation	The Atlantic Building
1900 Fifth Avenue North	950 F Street, N.W.
Birmingham, Alabama 35203	Washington, DC 20004-1404
(205) 326-4977	(202) 756-3300
(Name, Address, including Zip Code and Telephone Number
including Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of each class of	Amount to be	Offering Price per	Proposed Maximum	Amount of
securities to be registered	Registered	Unit	Aggregate Offering Price	Registration Fee
Senior debt securities
Subordinated debt securities
Junior subordinated debt securities
Preferred stock (2)
Depositary shares (3)
Common stock, par value $.01 per share (4)
Warrants
Stock purchase contracts
Units (5)
Regions Financial Corporation guarantees of trust preferred securities of Regions Financing Trust II, Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI (6)	(1)	(1)	(1)	(1)
Regions Financing Trust II trust preferred securities
Regions Financing Trust III trust preferred securities
Regions Financing Trust IV trust preferred securities
Regions Financing Trust V trust preferred securities
Regions Financing Trust VI trust preferred securities

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $136,418 that has already been paid with respect to $1,250,000,000 aggregate initial offering price of securities that were previously registered pursuant to registration statement nos. 333-126797 and 333-124337 and were not sold thereunder. The previously paid registration fees will be applied in lieu of the registration fees due for this registration statement pursuant to Rule 457(p) under the Securities Act of 1933 (the “Securities Act”). This registration statement includes an indeterminable amount of securities that may be offered or sold in market-making transactions by or through Morgan Keegan & Company, Inc. or other affiliates of the registrants, for which no filing fee is required pursuant to Rule 457(q) under the Securities Act.

(2)	Preferred stock may be issued directly or upon conversion, exchange or exercise of debt securities, preferred stock, depositary shares or warrants.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(4)	Common stock may be issued directly or upon conversion, exchange or exercise of debt securities, preferred stock, depositary shares or warrants.

(5)	Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(6)	Includes the obligations of Regions Financial Corporation under a declaration of trust, a trust preferred securities guarantee issued with respect to trust preferred securities issued by a trust, the junior subordinated debt securities purchased by a trust, and the junior subordinated indenture, including Regions Financial Corporation’s agreement to pay all trust obligations other than the common securities and trust preferred securities of the trusts. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

PROSPECTUS
REGIONS FINANCIAL CORPORATION

Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
Units
Guarantees
Regions Financing Trust II
Regions Financing Trust III
Regions Financing Trust IV
Regions Financing Trust V
Regions Financing Trust VI

Trust Preferred Securities

     The securities listed above may be offered by us, or the trusts, as applicable, and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock is listed on The New York Stock Exchange and trades under the ticker symbol “RF.”
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
     These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

     Neither the Securities and Exchange Commission, or SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 11, 2007

Page
About this Prospectus	1
Where You Can Find More Information	1
Ratio of Earnings to Fixed Charges	2
Use of Proceeds	2
Validity of the Securities	2
Experts	3
EX-4.16 CERTIFICATE OF TRUST OF REGIONS FINANCING TRUST V
EX-4.17 CERTIFICATE OF TRUST OF REGIONS FINANCING TRUST VI
EX-4.21 DECLARATION OF TRUST OF REGIONS FINANCING TRUST V
EX-4.22 DECLARATION OF TRUST OF REGIONS FINANCING TRUST VI
EX-4.24 AMENDMENT NO. 1 TO DECLARATION OF TRUST/REGIONS FINANCING TRUST III
EX-4.25 AMENDMENT NO. 1 TO DECLARATION OF TRUST OF REGIONS FINANCING TRUST IV
EX-4.26 AMENDED AND RESTATED DECLARATION OF TRUST
EX-4.27 FORM OF AMENDED AND RESTATED DECLARATION OF TRUST
EX-4.28 TRUST PREFERRED SECURITIES GUARANTEE
EX-4.29 FORM OF TRUST PREFERRED SECURITIES GUARANTEE
EX-4.30 AGREEMENT AS TO EXPENSES AND LIABILITIES
EX-5.1 OPINION OF ALSTON & BIRD LLP
EX-5.2 OPINION OF RICHARDS, LAYTON & FINGER P.A.
EX-5.3 OPINION OF RICHARDS, LAYTON & FINGER P.A.
EX-5.4 OPINION OF RICHARDS, LAYTON & FINGER P.A.
EX-5.5 OPINION OF RICHARDS, LAYTON & FINGER P.A.
EX-5.6 OPINION OF RICHARDS, LAYTON & FINGER P.A.
EX-23.1 CONSENT OF ERNST & YOUNG LLP
EX-25.1 STATEMENT OF ELIGIBILITY AND QUALIFICATIONS OF TRUSTEE ON FORMT-1

     Unless the context requires otherwise, references to (1) “we,” “us,” “our,” “Regions” or similar terms are to Regions Financial Corporation and its subsidiaries, and (2) the “trusts” are to Regions Financing Trust II, Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI, Delaware statutory trusts and the issuers of the trust preferred securities.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we and the trusts filed with the SEC using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of senior debt securities, subordinated debt securities, junior subordinated debt securities, stock purchase contracts, units, warrants, preferred stock, depositary shares and common stock, in one or more offerings up to an indeterminate total dollar amount. The debt securities, preferred stock, warrants and stock purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of us or debt or equity securities of one or more other entities. The trusts may offer and sell trust preferred securities representing beneficial interests in the trusts, which may be guaranteed by Regions, to the public.
     We may use this prospectus in the initial sale of the securities listed above. In addition, Morgan Keegan & Company, Inc., or any of our other affiliates, may use this prospectus in a market-making transaction in any securities listed above or similar securities after their initial sale.
     Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where you Can Find More Information.”
     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where you Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. The address of the SEC’s web site is provided for the information of prospective investors and not as an active link. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.
     The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed (other than information in such additional documents that are deemed, under SEC rules, not to have been filed):
•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Current Reports on Form 8-K filed on January 8, 2007, January 24, 2007, January 30, 2007, March 14, 2007, April 13, 2007 and April 20, 2007, and two Forms 8-K filed on April 30, 2007, and Form 8-K/A filed on January 12, 2007, amending the Form 8-K filed on November 6, 2006; and

•	The description of our common stock set forth in our registration statement filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendment or report filed for the purpose of updating any such description.
     You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Attention: Investor Relations
Regions Financial Corporation
1900 Fifth Avenue North, Birmingham, Alabama 35203
(205) 581-7890
     We have not included or incorporated by reference in this prospectus any separate financial statements of Regions Financing Trust II, Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V or Regions Financing Trust VI which we will refer to as the trusts. We do not believe that these financial statements would provide holders of trust preferred securities with any important information for the following reasons:
•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our junior subordinated debentures; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.
We do not expect that the trusts will be required to file any information with the SEC for as long as we continue to file our information with the SEC.
RATIO OF EARNINGS TO FIXED CHARGES
     Our consolidated ratio of earnings to fixed charges (from continuing operations) for the quarters ended March 31, 2007 and March 31, 2006 and for each of the five fiscal years ended December 31, 2006 are as follows:

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2007(2)	2006	2006	2005	2004	2003	2002
Ratio of Earnings to
Fixed Charges (1)
Excluding interest on deposits	3.76	3.99	3.86	3.64	4.06	3.61	3.08
Including interest on deposits	1.75	1.95	1.84	1.89	2.30	2.13	1.79

(1)	For purposes of computing the ratio of earnings to fixed charges, earnings as adjusted consists of income (loss) before income taxes from continuing operations plus fixed charges. Fixed charges, excluding interest on deposits, consists of interest and debt expense, amortization of deferred debt costs, and the estimated interest portion of rent expense

(2)	For purposes of this computation, the recognized interest related to uncertain tax positions of approximately $24 million was excluded.

USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement.
VALIDITY OF THE SECURITIES
     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Carl L. Gorday, our Assistant General Counsel, or such other legal officer as we may designate from time to time, and Alston & Bird LLP, Washington, D.C. Mr. Gorday beneficially owns shares of our common stock and options to acquire additional shares of our common stock. Certain United States federal income taxation matters will be passed upon for us by Alston & Bird LLP, Washington, D.C. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the trusts and us by Richards, Layton & Finger, P.A. Certain legal matters will be passed upon for any underwriters by the counsel to such underwiters specified in the applicable prospectus supplement.

EXPERTS
     The consolidated financial statements of Regions incorporated by reference in Regions’ Annual Report (Form 10-K) for the year ended December 31, 2006, and Regions management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
          The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Regions Financial Corporation. All amounts shown are estimates.

Amount
to be paid
SEC registration fee	$ *
Legal fees and expenses	350,000
Accounting fees and expenses	250,000
Printing fees	100,000
Trustee and depositary fees and expenses	75,000
Blue sky fees and expenses	50,000
Rating agency fees	300,000
Listing fees and expenses	25,000
Miscellaneous	100,000

Total	$1,250,000

*	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, except for $136,418 that has already been paid with respect to securities that were previously registered pursuant to Registration Statement Nos. 333-126797 and 333-124337, and that were not sold thereunder. Pursuant to Rule 457(p), such unused registration fee may be applied to the registration fee payable pursuant to this Registration Statement.
Item 15. Indemnification of Directors and Officers
          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Region’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of each officer, director, employee and agent of Regions to the fullest extent permitted by the DGCL.
     Article Tenth of Regions’ Amended and Restated Certificate of Incorporation provides for the indemnification of Regions’ directors and officers as set forth below:
“TENTH.
     (1) The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by law.
     (2) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages, for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware

General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.”
     Article V, Section 11, of Regions’ By-laws provides for the indemnification of Regions’ directors and officers as set forth below:
“SECTION 11
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND
FIDUCIARIES; INSURANCE:
     (A) The Corporation shall indemnify, in accordance with and to the fullest extent permitted by law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director, Advisory Director, officer, employee, agent or fiduciary of the Corporation or any constituent corporation absorbed in a consolidation or merger, or serves as such with another corporation, or with a partnership, joint venture, trust or other enterprise at the request of the Corporation or any such constituent corporation.
     (B) The indemnification provided by this Section 11 shall not be deemed exclusive of and shall be in addition to any other rights (whether created prior or subsequent to the adoption of these By-Laws) to which those indemnified may be entitled under any statute, rule of law, articles of incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in their official capacity and as to action in another capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (C) By action of the Board of Directors notwithstanding any interest of the Directors in such action, the Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of any person who is or was a Director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Section 11.”
Item 16. Exhibits

Exhibit		Incorporated by Reference to Filings
Number	Description	Indicated

1.1	Form of underwriting agreement for senior debt securities.	*

1.2	Form of underwriting agreement for subordinated debt securities.	*

1.3	Form of underwriting agreement for preferred stock.	*

1.4	Form of underwriting agreement for depositary shares.	*

1.5	Form of underwriting agreement for common stock.	*

1.6	Form of underwriting agreement for stock purchase contracts.	*

1.7	Form of underwriting agreement for units.	*

1.8	Form of underwriting agreement for warrants.	*

1.9	Form of underwriting agreement for trust preferred securities of trusts.	*

3.1(a)	Amended and Restated Certificate of Incorporation.	Exhibit 3.1 to our Quarterly Report on Form 10-Q filed on August 6, 2004

3.1(b)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.	Exhibit 3.1 to our Current Report on Form 8-K filed on April 20, 2007

3.2	By-laws as amended through April 19, 2007.	Exhibit 3.2 to our Current Report on Form 8-K (File No. 000-50831) filed on April 20, 2007.

4.1	Indenture for senior debt securities dated August 8, 2005 (including form of senior debt security).	Exhibit No. 4.1 to Form 8-K filed on August 9, 2005.

4.2	Indenture for subordinated debt securities dated May 15, 2002 (including form of subordinated debt security).	Exhibit 4.7 to the Annual Report on Form 10-K filed by our predecessor Regions Financial Corporation (File No. 001-31307) for the year ended December 31, 2002.

4.3	Form of preferred stock designations.	*

4.4	Form of deposit agreement.	*

4.5	Form of depository receipt.	*

4.6	Form of senior debt security (included in Exhibit 4.1).	Exhibit 4.1 to the Registration Statement on Form S-3 filed by our predecessor Regions Financial Corporation (File No. 333-74102), on December 18, 2001.

4.7	Form of subordinated debt security (included in Exhibit 4.2).	Exhibit 4.7 to the Annual Report on Form 10-K filed by our predecessor Regions Financial Corporation (File No. 001-31307) for the year ended December 31, 2002.

4.8	Form of warrant agreement.	*

4.9	Form of trust preferred security (included in 4.22 and 4.23).

4.10	Form of stock purchase contract agreement (including the form of security certificate).	*

4.11	Form of pledge agreement.	*

4.12	Form of unit agreement (including the form of unit certificate).	*

4.13	Certificate of Trust of Regions Financing Trust II.	Exhibit 4.9 to the Registration Statement on Form S-3 filed by our predecessor Regions Financial Corporation (File No. 333-54552), on January 29, 2001.

4.14	Certificate of Trust of Regions Financing Trust III.	Exhibit 4.8 to the Registration Statement on Form S-3 filed by our predecessor Regions Financial Corporation (File No. 333-74102), on November 28, 2001.

4.15	Certificate of Trust of Regions Financing Trust IV.	Exhibit 4.9 to the Registration Statement on Form S-3 filed by our predecessor Regions Financial Corporation (File No. 333-74102), on November 28, 2001.

4.16	Certificate of Trust of Regions Financing Trust V.	**

4.17	Certificate of Trust of Regions Financing Trust VI.	**

4.18	Declaration of Trust of Regions Financing Trust II.	Exhibit 4.11 to the Registration Statement on Form S-3 filed by our predecessor Regions Financial Corporation (File No. 333-54552), on January 29, 2001.

4.19	Declaration of Trust of Regions Financing Trust III.	Exhibit 4.10 to the Registration Statement on Form S-3 filed by our predecessor Regions Financial Corporation (File No. 333-74102), on November 28, 2001.

4.20	Declaration of Trust of Regions Financing Trust IV.	Exhibit 4.11 to the Registration Statement on Form S-3 filed by our predecessor Regions Financial Corporation (File No. 333-74102), on November 28, 2001.

4.21	Declaration of Trust of Regions Financing Trust V.	**

4.22	Declaration of Trust of Regions Financing Trust VI.	**

4.23	Amendment No. 1 to the Declaration of Trust of Regions Financing Trust II.	Exhibit 4.2 to our Current Report on Form 8-K (File No. 000-50831) filed on April 30, 2007.

4.24	Amendment No. 1 to the Declaration of Trust of Regions Financing Trust III.	**

4.25	Amendment No. 1 to the Declaration of Trust of Regions Financing Trust IV.	**

4.26	Amended and Restated Declaration of Trust of Regions Financing Trust II, dated as of April 27, 2007.	**

4.27	Form of Amended and Restated Declaration of Trust for each of Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI.	**

4.28	Trust Preferred Securities Guarantee for Regions Financing Trust II, dated as of April 27, 2007.	**

4.29	Form of Trust Preferred Securities Guarantee for each of Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI.	**

4.30	Agreement as to Expenses and Liabilities between Regions Financial Corporation and Regions Financing Trust II, dated April 27, 2007.	**

4.31	Form of expense agreement related to each of Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V, and Regions Financing Trust VI.	Included as Exhibit C to Exhibit 4.27

5.1	Opinion of Alston & Bird LLP as to the legality of the senior debt securities, subordinated debt securities, junior subordinated debt securities, stock purchase contracts, units, warrants, common stock, preferred stock and guarantees to be issued by Regions Financial Corporation.	**

5.2	Opinion of Richards, Layton & Finger, P.A. with respect to the trust preferred securities to be issued by Regions Financing Trust II.	**

5.3	Opinion of Richards, Layton & Finger, P.A. with respect to the trust preferred securities to be issued by Regions Financing Trust III.	**

5.4	Opinion of Richards, Layton & Finger, P.A. with respect to the trust preferred securities to be issued by Regions Financing Trust IV.	**

5.5	Opinion of Richards, Layton & Finger, P.A. with respect to the trust preferred securities to be issued by Regions Financing Trust V.	**

5.6	Opinion of Richards, Layton & Finger, P.A. with respect to the trust preferred securities to be issued by Regions Financing Trust VI.	**

8.1	Opinion of Alston & Bird LLP regarding certain tax consequences.	*

12	Statement regarding computation of Ratio of Earnings to Fixed Charges	Exhibit 12 to Form 10-Q for quarter ended March 31, 2007.

23.1	Consent of Ernst & Young LLP.	**

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).	**

23.3	Consent of Alston & Bird LLP (included in Exhibit 8.1).	*

23.4	Consent of Richards, Layton & Finger, P.A. related to the Regions Financing Trust II opinion (included in Exhibit 5.2).	**

23.5	Consent of Richards, Layton & Finger, P.A. related to the Regions Financing Trust III opinion (included in Exhibit 5.3).	**

23.6	Consent of Richards, Layton & Finger, P.A. related to the Regions Financing Trust IV opinion (included in Exhibit 5.4).	**

23.7	Consent of Richards, Layton & Finger, P.A. related to the Regions Financing Trust V opinion (included in Exhibit 5.5).	**

23.8	Consent of Richards, Layton & Finger, P.A. related to the Regions Financing Trust VI opinion (included in Exhibit 5.6).	**

24.1	Power of Attorney (included on signature page)	**

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas: as Trustee for the for the senior debt securities, the subordinated debt securities and the junior subordinated debt securities under the Senior and Subordinated Indentures; as Property Trustee for the trust preferred securities under the Amended and Restated Declaration of Trust of each of Regions Financing Trust II,	**

Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI; and as Guarantee Trustee under the Trust Preferred Securities Guarantee for the benefit of the holders of the trust Preferred Securities of each of Regions Financing Trust II, Regions Financing Trust III, Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI.

*	To be filed by amendment or as an exhibit to a current or periodic report we file.

**	Filed herewith.
Item 17. Undertakings
     Each of the undersigned registrants hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of an undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
     That, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 11, 2007.

REGIONS FINANCIAL CORPORATION
By:	/s/ C. Dowd Ritter
	Name:	C. Dowd Ritter
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint C. Dowd Ritter and Alton E. Yother, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 11, 2007.

Signature	Title	Date

/s/ Jackson W. Moore Jackson W. Moore	Executive Chairman of the Board of Directors	May 11, 2007

/s/ C. Dowd Ritter C. Dowd Ritter	President, Chief Executive Officer and Director	May 11, 2007

/s/ Alton E. Yother Alton E. Yother	Senior Executive Vice President and Chief Financial Officer	May 11, 2007

/s/ Samuel W. Bartholomew, Jr. Samuel W. Bartholomew, Jr.	Director	May 11, 2007

/s/ George W. Bryan George W. Bryan	Director	May 11, 2007

/s/ David J. Cooper, Sr. David J. Cooper, Sr.	Director	May 11, 2007

/s/ Earnest W. Deavenport, Jr. Earnest W. Deavenport, Jr.	Director	May 11, 2007

/s/ Don DeFosset Don DeFosset	Director	May 11, 2007

/s/ Martha R. Ingram Martha R. Ingram	Director	May 11, 2007

/s/ James R. Malone James R. Malone	Director	May 11, 2007

/s/ Susan W. Matlock Susan W. Matlock	Director	May 11, 2007

/s/ Charles D. McCrary Charles D. McCrary	Director	May 11, 2007

/s/ Allen B. Morgan, Jr. Allen B. Morgan, Jr.	Vice Chairman, Director and Chairman, Morgan Keegan and Company, Inc.	May 11, 2007

/s/ Claude B. Nielsen Claude B. Nielsen	Director	May 11, 2007

/s/ Jorge M. Perez Jorge M. Perez	Director	May 11, 2007

/s/ John R. Roberts John R. Roberts	Director	May 11, 2007

/s/ Lee J. Styslinger, III Lee J. Styslinger, III	Director	May 11, 2007

/s/ Spence L. Wilson Spence L. Wilson	Director	May 11, 2007

/s/ Harry W. Witt Harry W. Witt	Director	May 11, 2007

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 11, 2007.

REGIONS FINANCING TRUST II
By:	/s/ Carl L. Gorday
Name: Carl L. Gorday
Title: Administrative Trustee

REGIONS FINANCING TRUST III
By:	REGIONS FINANCIAL CORPORATION, as depositor

By:	/s/ Carl L. Gorday
Name: Carl L. Gorday
Title: Administrative Trustee

REGIONS FINANCING TRUST IV
By:	REGIONS FINANCIAL CORPORATION, as depositor

By:	/s/ Carl L. Gorday
Name: Carl L. Gorday
Title: Administrative Trustee

REGIONS FINANCING TRUST V
By:	REGIONS FINANCIAL CORPORATION, as depositor

By:	/s/ Carl L. Gorday
Name: Carl L. Gorday
Title: Administrative Trustee

REGIONS FINANCING TRUST VI
By:	REGIONS FINANCIAL CORPORATION, as depositor

By:	/s/ Carl L. Gorday
Name: Carl L. Gorday
Title: Administrative Trustee